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                              AMENDMENT TO SCHEDULE 1

            Separate Accounts of Lincoln National Life Insurance Company
                               Investing in the Fund
                               As of November 1, 1998

Lincoln National Variable Annuity Account C

Lincoln Life Flexible Premium Variable Life Account K

Lincoln Life Flexible Premium Variable Life Account M

Lincoln Life Variable Annuity Account N

Lincoln Life Variable Annuity Account Q

Lincoln Life Flexible Premium Variable Life Account R

Lincoln National Life Insurance Company Separate Account 36

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 1 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                              DELAWARE GROUP PREMIUM FUND, INC.  (Fund)

Date:                         By: /s/ Wayne A. Stork
                                  -------------------------------
                                  Wayne A.  Stork
                                  Chairman


                              LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date:                         By: /s/ Kelly D. Clevenger
                                  -------------------------------
                                  Kelly D.  Clevenger,
                                  Vice President

                              DELAWARE DISTRIBUTORS, LP (Distributor), by
                              DELAWARE DISTRIBUTORS, INC., General Partner

Date:                         By: /s/ David K. Downes
                                  -------------------------------
                                  David K.  Downes
                                  Executive Vice President/Chief Operating
                                  Officer/Chief Financial Officer